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                                                                    Exhibit 3.20

                                CF CABLE TV INC.

                     AMENDMENT TO ADMINISTRATIVE RESOLUTION

7.  The number of directors of the Corporation shall be four.

    PASSED by the directors on January 8th, 1996.